UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8 K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

               Date of report (Date of earliest event reported):
                                 May 12, 2005

                              Datameg Corporation
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

                           333-107715      13-3134389
       (Commission File Number)        (IRS Employer Identification No.)

                     9 West Broadway, Boston MA       02127
              (Address of Principal Executive Offices) (Zip Code)

                                 (413) 642 0160
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      []  Written communications pursuant to Rule 425 under the Securities
                              Act (17 CFR 230.425)

       []  Soliciting material pursuant to Rule 14a-12 under the Exchange
                            Act (17 CFR 240.14a-12)

      []  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      []  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01 Other Events.
Datameg Corporation (the "Company") issued a press release, dated
May 12, 2005 entitled-"Datameg Engages Boston Communications".

The press release is in its entirety below:


DATAMEG ENGAGES BOSTON COMMUNICATIONS

BOSTON COMMUNICATIONS TO LAUNCH DATAMEG'S NETWORK ASSURANCE TOOLS AND SERVICES, AND DEVELOP AND IMPLEMENT MARKETING STRATEGIES FOR THE TELECOMMUNICATIONS MARKET

BOSTON, MA--(MARKET WIRE)--May 12, 2005 -- Datameg Corporation (OTC BB:DTMG.OB -
News) today announced that it retained Boston Communications, a leading communications consulting firm helping companies develop and implement successful market differentiation strategies. Datameg selected Boston Communications to support Datameg's launch into the Network Assurance market, focusing on the Voice over Internet Protocol (VoIP) segment. Working through its wholly owned subsidiary, North Electric Company, Inc., Datameg is a pioneer in offering Voice-over-Internet Protocol (VoIP) network tools and services that ensure network reliability, performance and voice quality across converged networks utilizing IP infrastructures. Boston Communications will employ its market positioning and public relations services to promote Datameg's quality control and testing products and services in the rapidly growing voice, data and video communications segment of the telecommunication industry. ADVERTISEMENT

"We chose Boston Communications because of their deep expertise in launching innovative telecom and other high-tech products and services," said Datameg Chairman, Chief Executive Officer and President, Mark P. McGrath. "Boston Communications has a strong track record of creating successful market positioning for firms competing in fast-paced, rapidly evolving industries, and they have the experience, people and market relationships needed to introduce Datameg to Next Generation telephony providers."

"Boston Communications is pleased to help Datameg usher in a new level of Network Assurance for operators of managed IP networks," said Constantine Theodoropulos, President, Boston Communications. "New services, such as VoIP, are inevitable due to many factors, including compelling economics. Service providers are eagerly embracing new IP-based network services, and their success will require ensuring the quality and reliability of the service. Datameg's Network Assurance tools and services will help service providers ensure the performance of their IP-based services, making Datameg a very compelling company with loads of promise."

About Datameg

Datameg Corporation (OTC BB:DTMG.OB - News) is a development stage communications technology company focused on the development and the supply of voice-quality products and related services that support critical network performance requirements in the voice segment of the rapidly converging voice, data and video communications industry. Specifically, through Datameg's wholly owned subsidiary North Electric Company, Inc., the Company designs, develops and offers network-wide fault identification, fault isolation and voice quality assurance products and critical real-time network health and performance monitoring services for both providers and end-users of Internet telephony, now commonly referred to as Voice over Internet Protocol ("VoIP"). The VoIP industry critically depends on the ability to deliver voice service over the Internet infrastructure with the high quality that end-users have grown to expect with traditional telephony services. The Company believes network monitoring for voice quality is a vital function for a successful commercial future of IP telephony.

About Boston Communications

Boston Communications is a marketing firm leveraging the power of public relations. For over fifteen years, Boston Communications has helped its customers increase their sales opportunity by differentiating them in their market. More than ever before, trust and credibility are non-negotiable currencies in today's market. That means public relations is taking a more central role in forward-thinking companies. Boston Communications helps its clients stand out with communications programs that articulate their uniqueness, build credibility and trust in their messages and, ultimately, lead to market leadership. The professionals at Boston Communications are pioneers in leveraging public relations as the vehicle to differentiate their clients and give client companies credibility in the market. That helps Boston Communications' clients achieve and sustain what the market values most today -- trust -- whose returns are increased sales and higher margins. The information in this paragraph was furnished by Boston Communications, which is solely responsible for its content. For more information about Boston Communications, visit the company's website, www.prboston.com, or call 617-619-9801.


Contact:
     For more information, please contact:

     Mark P. McGrath
     Datameg Corporation
     413-642-0160

     Constantine Theodoropulos
     Boston Communications
     617-619-9801

-------------------------------------------------
Source: Datameg

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Datameg Corporation

	/s/ Mark P. McGrath
	--------------------
	By: Mark P. McGrath,
	    Chairman

Date:  May 12, 2005